Exhibit 10.23

                              FINDERS FEE AGREEMENT


December 12, 2003

Bidville Inc.
601 Cleveland Street
Suite 120
Clearwater, FL  33755
Attn: Gerald Parker

Dear Gerald Parker:

     This letter will serve as the agreement ("Agreement") between EU-IR, an Austrian corporation ("EU-IR"), with its principal place of business at Feldkirchnerstr. 113, 8055 Graz, Austria and Bidville Inc., a Nevada corporation (the "Company") with its principal place of business at 601 Cleveland Street, Suite 120, Clearwater, FL 33755 with respect to the subject matter hereto.

     On the Company's behalf, EU-IR will act as a finder in locating and introducing various individuals and entities (collectively, the "Investors") to the Company that want to participate in the private placement of the Company.

     If the Company consummates a transaction with an Investor, EU-IR shall be entitled to a fee equal to a six and a half percent (6.5%) of the value of the consideration paid for the equity or debt sale.

     There is no relationship of partnership, agency, employment, franchise or joint venture between the parties - neither party has the authority to bind the other or incur any obligation on its behalf. Seller hereby acknowledges that National acts solely as a finder in connection with the contemplated sale of the Shares and not as a placement agent or underwriter. Furthermore, the Company is relying on its own investment advisors and/or legal counsel in connection with any transaction contemplated by this Agreement.

     This Agreement shall be governed by the laws of Austria without regard to conflict of laws provisions.

     If you are in agreement with the foregoing, please execute and return one copy of this Agreement to Finder.


                                      Sincerely,

                                      EU-IR

                                      By:  /s/ Herbert Strauss
                                      ----------------------------------
                                      Name:     Herbert Strauss
                                      Title:    Chief Executive Officer


Agreed to and accepted this 12th day of  December 2003.

By: /s/ Gerald Parker
   ------------------------
Name:    Gerald Parker
         Bidville Inc.
Title:   Chairman/Director